KPMG LLP

Two Manhattan West

375 9th Avenue, 17th Floor

New York, NY 10001

April 28, 2026

Securities and Exchange Commission Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for BNY Mellon Corporate Bond Fund (successor fund is BNY Mellon Core Plus ETF), BNY Mellon Intermediate Bond Fund (successor fund is BNY Mellon Active Core Bond ETF), BNY Mellon National Short-Term Municipal Bond Fund (successor fund is BNY Mellon Municipal Short ETF), BNY Mellon National Intermediate Municipal Bond Fund (successor fund is BNY Mellon Municipal Intermediate ETF), and BNY Mellon Municipal Opportunities Fund (successor fund is BNY Mellon Municipal Opportunities ETF) (the “Funds”) and, under the date of October 23, 2025, we reported on the financial statements of Funds as of and for the year ended August 31, 2025. On January 9, 2026, we were dismissed.

We have read the statements made by the Funds included under Item 8 of Form N-CSR dated April 28, 2026, and we agree with such statements, except we are not in a position to agree or disagree with the statements in section (b) of Item 8 of Form N-CSR.

Very truly yours,

KPMG LLP, a Delaware limited liability partnership, and its subsidiaries are part of the KPMG global organization of independent member firms affiliated with KPMG

International Limited, a private English company limited by guarantee.

KPMG LLP

Two Manhattan West

375 9th Avenue, 17th Floor

New York, NY 10001

April 28, 2026

Securities and Exchange Commission Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for BNY Mellon Income Stock Fund (successor fund is BNY Mellon Enhanced Dividend and Income ETF) and, under the date of October 23, 2025, we reported on the financial statements of BNY Mellon Income Stock Fund as of and for the year ended August 31, 2025. On December 5, 2025, we were dismissed.

We have read the statements made by BNY Mellon Income Stock Fund included under Item 8 of Form N-CSR dated April 28, 2026, and we agree with such statements, except we are not in a position to agree or disagree with the statements in section (b) of Item 8 of Form N-CSR.

Very truly yours,

KPMG LLP, a Delaware limited liability partnership, and its subsidiaries are part of the KPMG global organization of independent member firms affiliated with KPMG

International Limited, a private English company limited by guarantee.